Exhibit 16.1

September 4, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Anthera Pharmaceuticals, Inc.’s Form 8-K dated September 4, 2013, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte and Touche LLP

San Francisco, CA